Exhibit 16
                (ARTHUR ANDERSEN LETTERHEAD)


                                        -----------------------
                                        Arthur Andersen LLP

                                        -----------------------
                                        1700 Farnam Street
                                        Omaha NE 68102-2040
                                        402 348 0123


June 14, 1999

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549





Dear Sir/Madam:

We have read Item 4 (i) and (ii) in the Form 8-K dated June
10, 1999 of Werner Enterprises, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP



Copy to: Mr. John Steele, CFO, Werner Enterprises, Inc.